Exhibit 99.1
News Release
Pentair Reports Third Quarter 2016 Results

•	Third quarter sales of $1.2 billion.

•	Third quarter GAAP EPS of $0.64 and adjusted EPS of $0.78.

•
Net cash provided by operating activities of continuing operations of $139 million and free cash flow from continuing operations of $125 million in the quarter. The company expects to deliver full year free cash flow of approximately 100 percent of adjusted net income.

•	The company updates its 2016 GAAP EPS guidance to approximately $2.50 and on an adjusted basis to approximately $3.00.

•
Pentair previously announced that it entered into a Share Purchase Agreement to sell its Valves & Controls business to Emerson Electric Co. for a purchase price of $3.15 billion in cash, subject to certain customary adjustments. The results of the Valves & Controls business, which was previously disclosed as a stand-alone reporting segment, have been presented as discontinued operations for all periods presented.

Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
MANCHESTER, United Kingdom — October 25, 2016— Pentair plc (NYSE: PNR) today announced third quarter 2016 sales of $1.2 billion. Sales were up 9 percent compared to sales for the same period last year. Excluding currency translation ("FX") and contribution from acquisitions, core sales declined 2 percent in the third quarter. Third quarter 2016 earnings per diluted share from continuing operations ("EPS") were $0.64 compared to $0.52 in the third quarter of 2015. On an adjusted basis, the company reported EPS of $0.78 compared to $0.70 in the third quarter of 2015. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Third quarter 2016 operating income was $183 million, up 20 percent compared to operating income for third quarter of 2015, and return on sales ("ROS") was 15.1 percent, an increase of 140 basis points when compared to the third quarter of 2015. On an adjusted basis, the company reported segment income of $216 million for the third quarter, up 15 percent compared to segment income for the third quarter of 2015, and ROS was 17.9 percent, an increase of 110 basis points when compared to the third quarter of 2015.
Net cash provided by operating activities of continuing operations was $139 million and free cash flow from continuing operations was $125 million for the quarter. The company continues to expect to deliver full year free cash flow of approximately 100 percent of adjusted net income.
Pentair paid dividends of $0.34 per share in the third quarter of 2016. Pentair previously announced on December 8, 2015 that its Board of Directors approved a 5 percent increase in the company's regular annual cash dividend rate for 2016 to $1.34 from $1.28. 2016 marks the 40th consecutive year that Pentair has increased its dividend.
"We delivered third quarter earnings in line with our expectations on the back of strong cost and cash flow execution," said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. "We are updating our fourth quarter guidance to reflect the ongoing sluggish industrial environment, and we no longer expect to see the typical end of year push on capital spending. We do not believe it is prudent to enter our planning cycle for next year expecting any dramatic recovery in growth and therefore we are aggressively aligning our cost structure with the reality of a continued slow growth world. We remain on track for the sale of our Valves & Controls business to be completed at the end of this year or early next year, at which point we expect to have a dramatically stronger balance sheet and be positioned to allocate resources in a disciplined manner."

OUTLOOK
The company updates its 2016 GAAP EPS to approximately $2.50 and on an adjusted basis to approximately $3.00. The company anticipates full year 2016 sales of $4.9 billion, or up approximately 7 percent on a reported basis and down approximately 1 percent on a core basis. The company expects to deliver full year free cash flow of approximately 100 percent of adjusted net income.

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In addition, the company introduced fourth quarter 2016 GAAP EPS guidance of approximately $0.63 and on an adjusted basis approximately $0.73, down approximately17 percent on an adjusted basis versus the same quarter last year. The company expects fourth quarter revenue to be approximately $1.22 billion, which would be down approximately 6 percent on a reported basis and down approximately 6 percent on a core basis compared to fourth quarter 2015 revenue.

EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company's performance, third quarter and first nine months 2016 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company's website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair's website. The webcast and presentation will be archived at the company's website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "positioned," "strategy," "future" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the company’s ability to complete the sale of the Valves & Controls business on anticipated terms and timetable; overall global economic and business conditions, including worldwide demand for oil and gas; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including in our 2015 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. We assume no obligation, and disclaim any obligation, to update the information contained in this report.

ABOUT PENTAIR PLC
Pentair plc (www.pentair.com) delivers industry-leading products, services and solutions for its customers' diverse needs in water and other fluids, thermal management and equipment protection. With 2015 revenues of $4.6 billion, Pentair employs approximately 28,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations & Strategic Planning
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2016	September 26, 2015	September 30, 2016	September 26, 2015
Net sales	$1,210.7	$1,112.8	$3,701.9	$3,327.4
Cost of goods sold	769.8	718.1	2,347.9	2,161.1
Gross profit	440.9	394.7	1,354.0	1,166.3
% of net sales	36.4%	35.5%	36.6%	35.1%
Selling, general and administrative	228.4	217.0	728.2	649.6
% of net sales	18.8%	19.6%	19.7%	19.5%
Research and development	29.7	24.8	86.9	72.3
% of net sales	2.5%	2.2%	2.3%	2.2%
Operating income	182.8	152.9	538.9	444.4
% of net sales	15.1%	13.7%	14.6%	13.4%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(1.2)	(0.2)	(2.7)	(1.3)
Net interest expense	34.3	30.9	105.9	67.5
% of net sales	2.8%	2.8%	2.9%	2.0%
Income from continuing operations before income taxes	149.7	122.2	435.7	378.2
Provision for income taxes	32.2	27.5	93.7	85.1
Effective tax rate	21.5%	22.5%	21.5%	22.5%
Net income from continuing operations	117.5	94.7	342.0	293.1
Income from discontinued operations, net of tax	22.9	20.5	48.6	88.6
Gain (loss) from sale of discontinued operations, net of tax	0.6	—	0.6	(4.8)
Net income	$141.0	$115.2	$391.2	$376.9
Earnings per ordinary share
Basic
Continuing operations	$0.65	$0.53	$1.89	$1.63
Discontinued operations	0.13	0.11	0.27	0.46
Basic earnings per ordinary share	$0.78	$0.64	$2.16	$2.09
Diluted
Continuing operations	$0.64	$0.52	$1.87	$1.61
Discontinued operations	0.13	0.11	0.27	0.45
Diluted earnings per ordinary share	$0.77	$0.63	$2.14	$2.06
Weighted average ordinary shares outstanding
Basic	181.4	180.2	181.1	180.1
Diluted	183.6	182.6	183.0	182.6
Cash dividends paid per ordinary share	$0.34	$0.32	$1.00	$0.96

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2016	December 31, 2015
In millions
Assets
Current assets
Cash and cash equivalents	$170.9	$126.3
Accounts and notes receivable, net	689.5	773.2
Inventories	556.2	564.7
Other current assets	287.7	220.0
Current assets held for sale	1,042.7	1,093.4
Total current assets	2,747.0	2,777.6
Property, plant and equipment, net	547.3	539.8
Other assets
Goodwill	4,251.7	4,259.0
Intangibles, net	1,683.0	1,747.4
Other non-current assets	162.2	161.1
Non-current assets held for sale	2,287.8	2,348.6
Total other assets	8,384.7	8,516.1
Total assets	$11,679.0	$11,833.5
Liabilities and Equity
Current liabilities
Accounts payable	348.2	403.8
Employee compensation and benefits	159.3	162.6
Other current liabilities	416.7	487.1
Current liabilities held for sale	363.9	433.0
Total current liabilities	1,288.1	1,486.5
Other liabilities
Long-term debt	4,411.3	4,685.8
Pension and other post-retirement compensation and benefits	248.5	244.6
Deferred tax liabilities	636.4	670.2
Other non-current liabilities	199.5	192.4
Non-current liabilities held for sale	539.9	545.2
Total liabilities	7,323.7	7,824.7
Equity	4,355.3	4,008.8
Total liabilities and equity	$11,679.0	$11,833.5

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2016	September 26, 2015
Operating activities
Net income	$391.2	$376.9
Income from discontinued operations, net of tax	(48.6)	(88.6)
(Gain) loss from sale of discontinued operations, net of tax	(0.6)	4.8
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(2.7)	(1.3)
Depreciation	64.3	59.8
Amortization	72.6	43.8
Deferred income taxes	(3.8)	(0.9)
Share-based compensation	28.7	27.5
Excess tax benefits from share-based compensation	(8.8)	(6.0)
Amortization of bridge financing fees	—	10.8
Loss (gain) on sale of assets	—	(7.7)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	91.8	47.1
Inventories	14.0	(32.7)
Other current assets	(62.5)	(36.3)
Accounts payable	(56.9)	(45.6)
Employee compensation and benefits	(5.2)	(6.4)
Other current liabilities	13.6	25.8
Other non-current assets and liabilities	(27.4)	(16.5)
Net cash provided by (used for) operating activities of continuing operations	459.7	354.5
Net cash provided by (used for) operating activities of discontinued operations	97.1	41.4
Net cash provided by (used for) operating activities	556.8	395.9
Investing activities
Capital expenditures	(94.5)	(66.3)
Proceeds from sale of property and equipment	24.1	3.6
Acquisitions, net of cash acquired	—	(1,913.0)
Other	(3.8)	—
Net cash provided by (used for) investing activities of continuing operations	(74.2)	(1,975.7)
Net cash provided by (used for) investing activities of discontinued operations	(4.3)	45.1
Net cash provided by (used for) investing activities	(78.5)	(1,930.6)
Financing activities
Net repayments of short-term borrowings	—	(2.0)
Net (repayments) receipts of commercial paper and revolving long-term debt	(291.1)	276.5
Proceeds from long-term debt	—	1,714.8
Repayment of long-term debt	(0.7)	(4.6)
Debt issuance costs	—	(26.8)
Excess tax benefits from share-based compensation	8.8	6.0
Shares issued to employees, net of shares withheld	20.1	21.9
Repurchases of ordinary shares	—	(200.0)
Dividends paid	(181.6)	(173.3)
Net cash provided by (used for) financing activities	(444.5)	1,612.5
Effect of exchange rate changes on cash and cash equivalents	10.8	(43.3)
Change in cash and cash equivalents	44.6	34.5
Cash and cash equivalents, beginning of year	126.3	110.4
Cash and cash equivalents, end of year	$170.9	$144.9

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Nine months ended
In millions	September 30, 2016	September 26, 2015

Net cash provided by (used for) operating activities of continuing operations	$459.7	$354.5
Capital expenditures	(94.5)	(66.3)
Proceeds from sale of property and equipment	24.1	3.6
Free cash flow from continuing operations	$389.3	$291.8
Net cash provided by (used for) operating activities of discontinued operations	97.1	41.4
Capital expenditures of discontinued operations	(15.4)	(34.3)
Proceeds from sale of property and equipment of discontinued operations	3.2	21.2
Free cash flow	$474.2	$320.1

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2016
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Water Quality Systems	$331.5	$397.1	$328.6	$1,057.2
Flow & Filtration Solutions	337.7	368.7	342.7	1,049.1
Technical Solutions	524.6	540.6	543.1	1,608.3
Other	(3.8)	(5.2)	(3.7)	(12.7)
Consolidated	$1,190.0	$1,301.2	$1,210.7	$3,701.9
Segment income (loss)
Water Quality Systems	$61.7	$98.2	$69.6	$229.5
Flow & Filtration Solutions	39.5	55.5	49.5	144.5
Technical Solutions	112.8	111.6	119.6	344.0
Other	(36.1)	(24.3)	(22.5)	(82.9)
Consolidated	$177.9	$241.0	$216.2	$635.1
Return on sales
Water Quality Systems	18.6%	24.7%	21.2%	21.7%
Flow & Filtration Solutions	11.7%	15.0%	14.4%	13.8%
Technical Solutions	21.5%	20.6%	22.0%	21.4%
Consolidated	14.9%	18.5%	17.9%	17.2%

	2015
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Water Quality Systems	$306.9	$387.7	$322.0	$1,016.6
Flow & Filtration Solutions	350.1	374.6	362.7	1,087.4
Technical Solutions	395.8	407.1	432.3	1,235.2
Other	(5.3)	(2.3)	(4.2)	(11.8)
Consolidated	$1,047.5	$1,167.1	$1,112.8	$3,327.4
Segment income (loss)				—
Water Quality Systems	$51.8	$88.2	$60.5	$200.5
Flow & Filtration Solutions	36.4	57.1	53.2	146.7
Technical Solutions	77.6	86.4	101.0	265.0
Other	(30.3)	(27.9)	(27.2)	(85.4)
Consolidated	$135.5	$203.8	$187.5	$526.8
Return on sales
Water Quality Systems	16.9%	22.7%	18.8%	19.7%
Flow & Filtration Solutions	10.4%	15.2%	14.7%	13.5%
Technical Solutions	19.6%	21.2%	23.4%	21.5%
Consolidated	12.9%	17.5%	16.8%	15.8%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2016 to the non-GAAP excluding the effect of 2016 adjustments (Unaudited)

	Actual			Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter		Full Year
Total Pentair
Net sales	$1,190.0	$1,301.2	$1,210.7	approx	$1,220	approx	$4,920
Operating income	152.7	203.4	182.8	approx	181	approx	719
% of net sales	12.8%	15.6%	15.1%	approx	14.8%	approx	14.6%
Adjustments:
Restructuring and other	0.6	12.2	8.1	approx	—	approx	21
Intangible amortization	24.2	24.3	24.1	approx	24	approx	97
Equity income of unconsolidated subsidiaries	0.4	1.1	1.2	approx	1	approx	4
Segment income	177.9	241.0	216.2	approx	206	approx	841
% of net sales	15.0%	18.5%	17.9%	approx	17.0%	approx	17.1%
Net income from continuing operations—as reported	91.8	132.7	117.5	approx	115	approx	458
Adjustments to operating income	24.8	36.5	32.2	approx	24	approx	118
Income tax adjustments	(5.4)	(7.9)	(7.0)	approx	(5)	approx	(26)
Net income from continuing operations—as adjusted	$111.2	$161.3	$142.7	approx	$134	approx	$550
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.50	$0.73	$0.64	approx	$0.63	approx	$2.50
Adjustments	0.11	0.15	0.14	approx	0.10	approx	0.50
Diluted earnings per ordinary share—as adjusted	$0.61	$0.88	$0.78	approx	$0.73	approx	$3.00

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Strategic Business Group
For the Quarter Ending September 30, 2016

	Q3 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Water Quality Systems	1.9%	0.1%	—%	2.0%
Aquatic & Environmental Systems	6.0%	0.2%	—%	6.2%
Water Filtration	(2.6)%	(0.1)%	—%	(2.7)%
Flow & Filtration Solutions	(5.5)%	—%	—%	(5.5)%
Water Technologies	(3.1)%	0.1%	—%	(3.0)%
Fluid Solutions	(0.6)%	(0.1)%	—%	(0.7)%
Process Filtration	(21.8)%	(0.1)%	—%	(21.9)%
Technical Solutions	(1.0)%	—%	26.6%	25.6%
Enclosures	(0.5)%	0.5%	—%	—%
Thermal Management	(4.6)%	(0.7)%	—%	(5.3)%
Engineered Fastening Solutions	—%	—%	100.0%	100.0%
Total Pentair	(1.7)%	—%	10.5%	8.8%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2015 to the non-GAAP excluding the effect of 2015 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,047.5	$1,167.1	$1,112.8	$1,289.0	$4,616.4
Operating income	120.7	170.8	152.9	171.7	616.1
% of net sales	11.5%	14.6%	13.7%	13.3%	13.3%
Adjustments:
Restructuring and other	0.1	16.1	3.9	22.3	42.4
Pension and other post-retirement mark-to-market gain	—	—	—	(23.0)	(23.0)
Intangible amortization	14.2	14.8	14.8	24.3	68.1
Inventory step-up	—	1.5	1.4	32.8	35.7
Deal related costs and expenses	—	—	14.3	—	14.3
Equity income of unconsolidated subsidiaries	0.5	0.6	0.2	0.3	1.6
Segment income	135.5	203.8	187.5	228.4	755.2
% of net sales	12.9%	17.5%	16.8%	17.7%	16.4%
Net income from continuing operations—as reported	80.0	118.4	94.7	104.0	397.1
Loss on sale of businesses	—	—	—	3.2	3.2
Amortization of bridge financing fees	—	—	10.7	—	10.7
Adjustments to operating income	14.3	32.4	34.4	56.4	137.5
Income tax adjustments	(5.0)	(10.0)	(12.7)	(3.2)	(30.9)
Net income from continuing operations—as adjusted	$89.3	$140.8	$127.1	$160.4	$517.6
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.44	$0.65	$0.52	$0.57	$2.17
Adjustments	0.05	0.12	0.18	0.31	0.66
Diluted earnings per ordinary share—as adjusted	$0.49	$0.77	$0.70	$0.88	$2.83